                                                                         Exhibit 99.1

AGREEMENT

This Agreement (this “Agreement”) is made and entered into this 4th day of January, 2008 by and between Implant Sciences Corporation (“IMX” or “the Company”) on the one hand and OSI Systems, Inc. (“OSI”) and Rapiscan Systems, Inc. (“Rapiscan”) on the other, with reference to the following:

A. WHEREAS, in March 2005, IMX and Rapiscan entered into that certain Development, Distribution, and Manufacturing Agreement (“the DDM Agreement”);

B. WHEREAS, between March 2005 and March 2006 certain disputes arose between IMX on the one hand and Rapiscan and OSI on the other arising out of, among other things, the parties’ respective performance, rights and obligations, if any, under the DDM Agreement;

C. WHEREAS, as a consequence of the foregoing disputes, IMX and Rapiscan each filed a lawsuit in March 2006. In IMX’s lawsuit, it named Rapiscan and OSI as defendants; in Rapiscan’s lawsuit, it named IMX as a defendant. Those lawsuits subsequently were consolidated and have proceeded as the civil action entitled Implant Sciences Corporation v. Rapiscan Systems, Inc. and OSI Systems, Inc., United States District Court for the Central District of California, Case No. CV 06-1765 GAF (Ex) (“the Pending Action”);

D. WHEREAS, IMX, Rapiscan, and OSI (the “parties”) desire to resolve the Pending Action and to enter into additional agreements, on the terms set forth herein.

NOW, THEREFORE, the parties agree as follows:

1. Definitions. As used in this Agreement, the following definitions shall apply:

A. “Effective Date” shall mean the date this Agreement has been signed and executed by the authorized representatives for the respective parties to this Agreement and fully-executed copies of this Agreement have been exchanged.

B. “Component” shall mean any component IMX purchases from a vendor for incorporation into, assembly into, or installation in any commercially available IMX product (provided that until January 4, 2009 components of products other than security products shall be excluded). Component shall not mean the proprietary Ion Source/Drift Tube Assembly utilized in the IMX products and subsequent iterations or derivatives of said Ion Source/Drift Tube Assembly, the Vortex attractor assembly, and any form of aerosol dispersant. Within 60 days of the effective date, and at least annually thereafter, the parties shall confer for the purpose of identifying the Components that OSI is interested in supplying pursuant to Section 6 hereof.

C. “Passenger Portal” shall mean (a) the device described in section 4.02 of the DDM Agreement as the “QS™ Passenger Portal Prototype” (as to which IMX received an award of funding in August 2005 of approximately $2.2 million from the Transportation Security Administration), (b) any improvements to, subsequent iterations of or derivatives of, that device, and (c) the developed products described in section 5.01 of the DDM Agreement as the “Passenger Portal Trace Subsystem” and “Passenger Portal.”

2. Mutual Rescission of DDM Agreement. As of the Effective Date of this Agreement, IMX and Rapiscan mutually rescind and terminate the DDM Agreement and agree that the DDM Agreement shall have no further force and effect. As of the Effective Date of this Agreement, OSI and Rapiscan agrees that any and all rights they had or may have had under the DDM Agreement are terminated.

3. Issuance Of IMX Stock To OSI.

A. Upon the Effective Date, IMX shall reimburse to OSI $200,000 (the “Payment”). OSI agrees to accept the Payment in the form of the issuance by IMX to OSI of the Specified Shares. As used in this paragraph 3.A., the Specified Shares shall mean: (a) the number of IMX common shares equal to $200,000 divided by the 5-day trailing average closing price of the shares of IMX common stock (such 5-day trailing average on any given date being the “Market Price” on such date), which, as of the Effective Date, is 221,729 shares. Within 30 days after the Effective Date, IMX shall deliver to Rapiscan a stock certificate evidencing such shares bearing the appropriate restrictive legend pursuant to Rule 144. If, at the end of the 180th day after the Effective Date, the Market Price of IMX shares is lower than the Market Price of such shares at the end of the Effective Date, then, within five business days thereafter, (a) IMX shall issue a number of shares of IMX common shares (bearing appropriate “Rule 144” legends) calculated as follows: $200,000 divided by the Market Price of IMX shares at the end of the 180th day after the Effective Date, less the number of IMX shares issued to OSI within five days after the Effective Date; or (b) IMX shall pay OSI an equivalent amount in cash. Notwithstanding the times specified for the issuance of shares, all share issuances provided hereunder shall be subject to the rules of the American Stock Exchange, provided that IMX shall file any documentation required to obtain the approval of the American Stock Exchange for such issuance within five business days of the date of issuance contemplated in this paragraph, and use its best efforts to effectuate such issuances at the earliest practicable time.

B. With respect to the issuance of IMX stock under this paragraph 3, Rapiscan provides the following representations:

(1) OSI is acquiring the Shares for investment purposes only, for OSI’s own account, and not as nominee or agent for any other person, and not with the view to, or for resale in connection with, any distribution thereof;

(2) OSI is familiar with the definition of “accredited investor” as set forth in Regulation D of Securities and Exchange Commission, and OSI is an accredited investor under that definition; and

(3) OSI has not received, nor is OSI aware of, any publication or advertisement to the general public of the sale of the Specified Shares.

(4) OSI has been given an opportunity to ask any question about IMX and obtain answers from IMX and has reviewed the filings made by IMX on EDGAR.

4. Grant of Non-Exclusive Distribution Rights. IMX hereby appoints Rapiscan as a non-exclusive distributor of certain IMX products on the terms and conditions set forth in the Distribution Agreement attached hereto as Exhibit “A”.

5. Technology Exchange Fee On Sales Of Passenger Portal. If and when IMX shall introduce a commercially available version of the Passenger Portal, IMX shall pay to OSI a technology exchange fee in the amount of two percent (2%) of the gross price received by IMX on all sales of the Passenger Portal (the “Technology Exchange Fee”). The Technology Exchange Fee shall be due and payable to OSI quarterly after IMX’s receipt of payment in connection with each and every sale of a Passenger Portal. IMX shall have an ongoing and affirmative obligation to advise OSI regarding the status of the commercialization (provided that such disclosure is not inconsistent with IMX’s confidentiality obligations to the U.S. federal government) of the Passenger Portal (which shall be held in strict confidence by OSI and Rapiscan) and of any sales of the Passenger Portal, including the purchase price realized for any and all sales of the Passenger Portal during the term of the Technology Exchange Fee obligation under this Agreement. IMX’s obligation to pay a Technology Exchange Fee on sales of the Passenger Portal shall cease upon the earlier to occur of: (a) the fifth anniversary of the first commercial sale of a Passenger Portal (including a commercial sale to a government entity); or (b) IMX’s payment to OSI of a total of $1 million in Technology Exchange Fees pursuant to this paragraph 5. If IMX shall license to any third party the right to produce and sell the Passenger Portal, IMX shall ensure that such licensee shall be jointly obligated to pay to OSI the Technology Exchange Fee (calculated on the basis of gross price received either by IMX or the licensee) as set forth in this paragraph (with the understanding that the total joint obligation to pay the Technology Exchange Fee shall not exceed $1 million, nor shall the obligation extend beyond the fifth anniversary of the first commercial sale).

6. Obligation On The Part Of IMX To Offer OSI An Opportunity To Supply Components. Beginning on July 1, 2008, and for a period of five (5) years commencing at the Effective Date, IMX shall, whenever it is contemplating or planning to purchase more than fifteen (15) of any Component, notify OSI of such contemplated or planned purchase, whereupon OSI shall have the right, but not the obligation, to offer to supply such Components to IMX within the same period of time required of other vendors to make such offer. Any notification by IMX pursuant to this paragraph 6 shall contain sufficient detail to enable OSI to formulate pricing, delivery, quality, and functionality. In the event OSI offers to supply the Components and its pricing, delivery, quality, and functionality is equivalent to or better than the pricing, delivery, quality, and functionality IMX receives from other potential suppliers, IMX shall purchase the Components from OSI. If, on the other hand, OSI offers comparable delivery, quality, and functionality, but its pricing is not the lowest, IMX shall inform OSI, within 5 business days after receiving bids from other vendors, of the amount of the lowest bid. If, within 3 business days after being notified by IMX of the amount of the lowest bid on a Component, OSI informs IMX that OSI is willing to supply such Component at no more than 99% of the lowest quote, IMX shall have the obligation to purchase such Components from OSI. OSI shall maintain the confidentiality of any and all related information and shall only use such information for the express purposes outlined herein.

7. Audit Rights. At its principal offices IMX shall maintain detailed books and records concerning: (a) the rights provided under Section 6, as well as sales prices for the Products as defined in the Distribution Agreement, during the period beginning on the Effective Date and ending on the sixth anniversary of the Effective Date; and (b) sales of the Passenger Portal during the period beginning on the date of the first commercial sale and ending on the sixth anniversary of the first commercial sale as described in Section 5 above. Such books and records shall be so maintained until the first anniversary after the end of the Technology Transfer Fee obligation, whereupon OSI’s audit rights shall cease. OSI or OSI’s representative may, for the sole purpose of verifying compliance with this Agreement, examine such books and records. Such examinations may take place only during IMX’s normal business hours, and only with at least 10 business days’ written notice. OSI shall bear the costs of such audits; provided, however, that if a discrepancy of $10,000 or more is discovered in the course of an audit, IMX shall reimburse OSI for its direct costs of that audit (but of no prior or subsequent audit). A discrepancy shall be defined as follows: (a) In the case of the Passenger Portal, a discrepancy in favor of IMX in the Technology Transfer Fee due to OSI; (b) in the case of the rights provided in Section 6, the denial of an opportunity to supply components to IMX under Section 6 for orders totaling of $10,000 or more; and (c) in the case of pricing under the Distribution Agreement, an overcharge to Rapiscan of $10,000 or more.

8. Mutual Release.

A. Release. Effective as of the Effective Date, and except for the rights, duties and obligations created by or arising under this Agreement, IMX, on the one hand, and OSI and Rapiscan, on the other hand, on behalf of themselves and their past and present members, managers, principals, officers, directors, shareholders, partners, employees, trustees, trust beneficiaries, representatives, agents, attorneys, administrators, executors, heirs, assigns, predecessors and successors-in-interest (the “Releasing Parties”), hereby release and forever discharge (a) each other and, (b) each of the other’s or others’ respective past and present members, managers, principals, officers, directors, shareholders, partners, employees, trustees, trust beneficiaries, representatives, agents, attorneys, administrators, executors, heirs, assigns, predecessors and successors-in-interest (collectively, the “Released Parties”) from all past, present and future claims, demands, obligations, and causes of action of any nature whatsoever, whether in tort (including, without limitation, acts of active negligence), contract or any other theory of recovery in law or equity, whether or not wrongful, whether for compensatory or punitive damages, equitable relief or otherwise, and whether now known or unknown, suspected or unsuspected, which are based upon or arise out of or in connection with any matter, cause or thing existing at any time prior to the Effective Date or anything done, omitted or suffered to be done or omitted at any time prior to the Effective Date hereof (the “Released Matters”). Notwithstanding the foregoing, no claim of any party against any other party arising from or related to any right, duty or obligation created by or arising from the executory provisions of this Agreement is released hereby.

B. Covenant Not to Sue. Effective as of the Effective Date, each party hereby agrees, for itself and each of the other Releasing Parties related to or affiliated with it, that (a) neither it nor they will ever file, commence, join in or in any manner further prosecute or enforce, or assert any defense, offset or cross-claim with respect to, or otherwise assert, defend or seek relief through, any lawsuit or action arising out of, based upon or relating to any of the Released Matters and (b) neither it nor they will ask any other person to initiate such a lawsuit on his, her or its behalf. The filing or bringing by any Releasing Party of any claim, demand, obligation or cause of action against any Released Party in connection with any of the Released Matters shall constitute a breach of this Agreement.

9. Waiver Of California Civil Code § 1542. Each Party, having been informed, and having read the provisions, of California Civil Code § 1542, knowingly and intentionally waives any protection afforded to such Party by Civil Code § 1542, which provides as follows:

A general release does not extend to claims which the creditor does not know or suspect to exist in his or her or their favor at the time of executing the release, which if known by him must have materially affected his or her or their settlement with the debtor.

This Agreement is intended to cover all claims or possible claims arising out of or related to those matters referred to in the foregoing releases, whether such claims or possible claims are known, unknown, or hereafter discovered or ascertained, and the provisions of Section 1542 of the California Civil Code and any successor statute to it are hereby expressly waived. The Parties hereto expressly acknowledge that they have been advised by their counsel of the contents and effect of such section, and with such knowledge they hereby expressly waive whatever benefits they may have pursuant to such section.

10. Consultation With Counsel. Each party represents and warrants that it has been advised that this Agreement is a final and binding legal document, that it has had reasonable and sufficient time and opportunity to consult with an independent legal representative of its own choosing before signing this Agreement, that it has in fact so consulted with an independent legal representative of its own choosing before signing this Agreement, and that in signing this Agreement it has acted voluntarily of its own free will and has not relied upon any representation made by any other party regarding this Agreement’s subject matter or its effect.

11. Authority. Each party represents and warrants that it has not transferred or assigned to any person or entity any rights, claims and/or causes of action released herein. Each party further represents and warrants that each, respectively, has not sold, assigned, transferred, conveyed, or otherwise disposed of any rights, claims, demands, obligations, or causes of action referred to in this Agreement. Each party represents and warrants that it has full legal authority to execute this Agreement and to bind itself to the Agreement by execution thereof and that each party has obtained all necessary legal approvals to enter into this Agreement. Each representative executing this Agreement on behalf of a corporation or legal entity represents and warrants that he is empowered to do so and thereby binds the respective corporation or legal entity.

12. Confidentiality. Except as otherwise agreed, each party covenants, represents and warrants that it will not, without compulsion of legal process, disclose to others the terms of this settlement, the amounts referred to in this Agreement, or the fact of the payment of said amounts, except that each party may disclose said information on a need to know basis to its respective attorneys, accountants, existing or prospective lenders, or other professional advisors to whom the disclosure is necessary to effect the purposes for which said party has consulted such professional advisors. If a party reasonably concludes that it is required by law to make a filing with the Securities and Exchange Commission, or other form of public disclosure, disclosing the existence of, or any contents of, this Agreement, it shall provide the other party or parties with the final form of the filing or disclosure no less than one business day prior to the filing or disclosure. The parties hereby agree that they shall keep confidential and shall not use or disclose any proprietary, non-public information, including, but not limited to, information concerning pricing, customers, prospects, business plans or strategies, technological developments, products, proposed products, or development plans, received from any other party during the course of performance of the executory provisions of this Agreement. The parties hereby reaffirm their obligations pursuant to the Confidentiality Stipulation executed in the Pending Action.

13. No Pending Or Known Threats Of Other Claims Or Litigation Against Defendant Parties. Each party represents and warrants to the others that as of the Effective Date of this Agreement and other than the Pending Action, none of them is aware of any pending litigation, threatened litigation, or asserted or unasserted claims, facts, occurrences, or circumstance of any kind, that would constitute, support, or relate in any way to any claim on behalf of any of them against any other party.

14. Dismissals. Within five (5) business days of the Effective Date of this Agreement the parties shall file in the Pending Action a stipulation of dismissal with prejudice, without costs, and with all rights to appeal waived, of all claims asserted in the Pending Action.

15. Fees/Costs. Each party shall pay that party’s own attorneys’ fees and costs incurred in connection with the Pending Action through the dismissal of the Pending Action.

16. Miscellaneous.

A. Applicable Law. This Agreement shall be interpreted, enforced and governed by the laws of the State of California, without regard to the principles of the conflicts of laws thereunder.

B. Dispute Resolution. It is understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any Party hereto or any dispute arises hereunder or related hereto, the Parties shall submit such dispute first to non-binding mediation in Boston, Massachusetts, before a mediator acceptable to all parties. If such mediation does not successfully resolve the dispute, the parties shall submit such dispute to binding arbitration administered by the American Arbitration Association (AAA) in accordance with its then-applicable Commercial Arbitration Rules and heard before a neutral arbitrator in Denver, Colorado (provided, however, that the arbitrator shall not have the authority to award punitive damages). The Parties agree that judgment upon any such award may be ordered in a Court properly having jurisdiction. The Parties further agree that the fees (not including the parties’ attorneys’ fees) associated with any dispute arising hereunder or in any way related to the subject matter hereof shall be borne fifty percent (50%) by IMX, on one hand and fifty percent (50%) by OSI and Rapiscan, on the other.

C. Attorneys’ Fees. Should any Party to this Agreement institute any action or proceeding (including, without limitation, any arbitration proceeding, but not including the mediation provided for in section 16.B above) to enforce any provision hereof, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of such Party’s rights or obligations hereunder, or for any other judicial remedy, the prevailing Party shall recover from the losing Party all attorneys’ fees, costs and expenses actually incurred by the prevailing Party to its attorneys for the services rendered in connection with such action or proceeding to the Party prevailing in any such action or proceeding; provided, however, that any payment under this paragraph by the non-prevailing party shall be capped at the amount of its own attorneys’ fees, as confirmed by reasonable documentation.

D. Drafting Of Agreement: The Parties acknowledge and agree that they participated equally in the drafting of this Agreement. It is further agreed and understood that the general rule pertaining to construction of contracts that ambiguities are to be construed against the drafter shall not apply to this Agreement.

C. Notices: Any and all notices or other communications provided for or discussed herein shall be given in writing and delivered either in person; by facsimile or email transmission and confirmed by mail or hand delivery; or by registered mail, which shall be addressed as follows:

If To IMX:
Phillip C. Thomas
IMPLANT SCIENCES CORPORATION
107 Audubon Road
Wakefield, MA 01880
(781) 246-0700 (phone)
(781) 246-3561 (facsimile)

With Copies To:
David B. Chaffin, Esq. (DChaffin@hare-chaffin.com)
HARE & CHAFFIN
160 Federal Street, 23rd Floor
Boston, MA 02110
(617) 330-5000 (phone)
(617) 330-1996 (facsimile)

If To OSI or Rapiscan:
Victor Sze, Esq.
OSI SYSTEMS, INC.
12525 Chadron Avenue
Hawthorne, CA 90250
(310) 978-0516 (phone)
(310) 644-7213 (facsimile)

With Copies To:
Peter S. Selvin, Esq. (pselvin@loeb.com)
LOEB & LOEB LLP
10100 Santa Monica Boulevard
Suite 2200
Los Angeles, CA 90067
(310) 282-2000 (phone)
(310) 282-2200 (facsimile)

D. Severability: The Parties agree that if any provision of this Agreement is declared or determined by any tribunal of competent jurisdiction to be illegal, invalid, or unenforceable, the legality, validity, and enforceability of the remaining parts, terms, or provisions shall not be affected thereby, and said illegal, unenforceable or invalid part, term, or provision shall be deemed not to be part of this Agreement.

E. Binding Agreement: It is understood and agreed that this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto, and their respective agents, employees, officers, directors, managers, members, shareholders, representatives, divisions, subsidiaries, affiliates, attorneys, heirs, administrators, attorneys, executors, successors, and assigns.

F. Entire Agreement: Other than as expressly stated herein, this Agreement and the agreements and attachments expressly incorporated by reference as though fully set forth herein set forth the entire agreement between the Parties relating to the rights herein and the duties and obligations herein assumed, and supersedes any and all previous negotiations, agreements and/or understandings of any kind relating to the subject matter hereof. Any oral representations or modifications concerning this Agreement shall be of no force or effect. This Agreement can be modified only in the form of a writing signed by all Parties hereto.

G. Headings and Titles: Headings, titles, and captions are for ease of reference only and shall not be used in the interpretation of this Agreement.

H. Execution In Counterparts: This Agreement may be executed in separate counterparts, each of which shall be deemed an original, and, when taken together with other signed counterparts, shall constitute one and the same Agreement, which shall be binding upon and effective as to all Parties.

HAVING READ the foregoing, the Parties hereby voluntarily affix their signatures and execute this Agreement.

                        IMPLANT SCIENCES CORPORATION

DATED: January 4, 2008         /s/ Phillip C. Thomas
                        Phillip C. Thomas

                        OSI SYSTEMS, INC.

DATED: January 4, 2008         /s/ Alan Edrick
                        Alan Edrick

RAPISCAN SYSTEMS, INC.

DATED: January 4, 2008        /s/ Alan Edrick
                       Alan Edrick

EXHIBIT “A”

DISTRIBUTION AGREEMENT

This Distribution Agreement (this “Agreement”) is entered into as of January 4, 2008, by Implant Sciences Corporation (“Manufacturer”) a Massachusetts corporation, and Rapiscan Systems, Inc. (“Distributor”), a California corporation, with reference to the following facts:

A. Manufacturer develops, manufactures and markets security equipment, and desires to appoint Distributor as a reseller on the terms hereof;

B. Distributor has expertise in the sales, distribution and service of security products, and desires to be appointed as a distributor of Manufacturer’s products.

Now, therefore, the parties agree as follows:

1  Appointment.

        1.1.  Appointment. On the terms of this Agreement, Manufacturer appoints Distributor as a non-exclusive distributor of the Products set forth on Appendix “A” attached hereto. Distributor accepts such appointment. Products purchased by Distributor may be sold, re-sold, transferred, delivered or distributed by Distributor to any and all end-users, customers, distributors or any other person or entity in the world, except where exclusive Distributor agreements are in effect with the Manufacturer as of the date of this Agreement. Manufacturer shall provide, within 30 business days of the date of this Agreement, a list of such exclusive agreements, including dates upon which such agreements expire. Upon expiration of such pre-existing exclusive agreements, Rapiscan shall have the right to sell Products in the territory previously covered in the expiring agreement. Distributor may effectuate such sales, re-sales, transfer, delivery or distribution on such terms, prices and conditions as it may determine. However, Distributor shall not transfer Products in contravention of U.S. export laws. Distributor shall fully comply with all aspects of the Foreign Corrupt Practices Act (FCPA) and other relevant U.S. laws.

        1.2.  Pricing. The prices at which Distributor shall purchase the Products from Manufacturer shall be as set forth on Appendix “A”.

        1.3.  No Agency. Unless Manufacturer specifically authorizes in writing, Distributor shall not have the authority to represent or otherwise speak for Manufacturer, or to otherwise bind Manufacturer in any way, and shall not hold itself out as possessing such authority.

        1.4.  Private Label. Distributor shall sell the Products under its own brand, labeled with Distributor’s name. Distributor shall provide artwork to Manufacturer necessary to label the Products with Distributor’s name, but Manufacturer shall not have any obligation to label the Products in a manner inconsistent with the manner in which Manufacturer labels such Products with Manufacturer’s name.

2  Certain Duties upon Manufacturer and Distributor.

        2.1.  Upon delivery of a written purchase order from Distributor specifying a Product, the number of units ordered, and the address of delivery and recipient name, Manufacturer shall, within 30 days of such purchase order, deliver the ordered units to Distributor, FOB Wakefield.

        2.2.  Manufacturer, or its Designee, shall provide its standard warranty on all units sold to Distributor, provided that such warranty shall cover parts and labor for a period ending the earlier of: (a) one year following the delivery of the warranted unit to the end user; or (b) fifteen months after the delivery of the warranted unit to Distributor. The benefits of such warranty shall extend collectively to Distributor and Distributor’s sub-distributors and end-user customers. Manufacturer reserves the right to determine, in its sole discretion, the means to fulfill its warranty obligation, including return to factory.

        2.3.  Manufacturer, or its Designee, agrees to use commercially diligent efforts to provide reasonable aftermarket support, consistent with industry standards, to Distributor or any of their respective end-users or sub-distributors for all products sold, re-sold, transferred, delivered or distributed by Distributor pursuant to this Agreement. This includes stocking and selling spare parts and providing out-of warranty service, additional training, and other technical assistance to Distributor or any of its end-user customers or sub-distributors, regardless of whether the applicable warranty period for any such product or unit has lapsed.

        2.4.  Distributor shall provide installation and industry-standard end user support for the Products, with aforementioned support from Manufacturer. At Distributor’s discretion, Distributor may sell service agreements for periods beyond the initial Manufacturer’s warranty period.

        2.5.  Manufacturer shall supply Distributor with such technical manuals and documentation of the Products, in the English language, as Distributor may reasonably request. Such materials may be printed or in digital format, as determined by Manufacturer.

        2.6.  Manufacturer shall provide Distributor with reasonable training at Manufacturer’s principal U.S. facility at mutually agreed times, provided that Distributor shall be responsible for expenses incurred by Distributor’s personnel, including travel and lodging.

        2.7.  If any Product is “certified” or otherwise approved or licensed by any governmental agency, entity or subdivision (whether U.S. or foreign) for use for a particular purpose, or for distribution within a territory, Manufacturer shall ensure that Distributor receives the full benefits of such certification, approval or license. For privately labeled products, Distributor may be required to obtain its own certifications from applicable government agencies if no certification previously exists; Manufacturer shall provide reasonable assistance in obtaining such additional certifications.

        2.8.  Distributor shall provide, on a rolling monthly basis, a forecast representing the anticipated demand for Manufacturer’s Products from Distributor’s network of sales agents; the lack of a forecast shall be deemed a forecast of zero units.

        2.9.  Manufacturer shall be responsible for 100% of the delivery requirements for the first 30 days of the aforementioned forecast, 75% of the second 30 days, and 50% of the final 30 days of the rolling 90 day forecast.

3  Payments. Unless otherwise agreed in writing, terms of sale shall be net 30 days from date of shipment in U.S. currency.

4  Deviations. Deviations from the terms of this Agreement, including any terms contained in purchase orders, shall not be binding upon the parties unless made in writing and signed by both parties.

5  Intellectual Property Protection.

        5.1.  Reporting. Distributor shall promptly report to Manufacturer any infringement of Manufacturer’s intellectual property that may come to Distributor’s attention, including any unauthorized use of Manufacturer’s trademarks, or the marketing of Manufacturer’s products under the trademarks of others.

        5.2.  Sale of Goods/License of Intellectual Property. This Agreement provides for the sale of goods consisting of the tangible materials comprising finished units of the Products and Components, but the parties understand and agree that use of the intellectual property associated with the Products, including software, is under license to Distributor, any other parties in the chain of distribution, and the end users.

6  Confidentiality. In furtherance of our respective performance under this Agreement, the parties have disclosed and will disclose “Confidential Information” (as defined below) to each other. The party receiving such Confidential Information (the “Receiving Party”) from the disclosing party (the “Disclosing Party”) shall maintain the confidentiality of the Confidential Information, on the terms set forth below. For the purposes of this Agreement, “Confidential Information” means all information that can reasonably be construed to be confidential and that relates to Disclosing Party’s business. “Confidential Information” does not include information that at the time of disclosure Disclosing Party has previously made available to the general public. After giving prior notice to Disclosing Party, Receiving Party may use and disclose Confidential Information: (a) to the extent necessary to assert any right or defend against any claim arising under this Agreement or pertaining to Confidential Information and its use or disclosure; (b) to the extent necessary to comply with any applicable statute, constitution, treaty, rule, regulation, ordinance or order; or (c) if Receiving Party receives a request to disclose any Confidential Information under the terms of a subpoena, order, civil investigative demand or similar process issued by a court of competent jurisdiction or by a governmental body or agency (provided, however, that Receiving Party shall promptly provide written notice to Disclosing Party of such pending disclosure).

7  Representations And Warranties.

        7.1.  Manufacturer Representations and Warranties. Manufacturer makes the following representations and warranties:

            7.1.1.  Authority. Manufacturer has the required authority and capacity to enter into this Agreement and all documents required to be entered into pursuant to this Agreement. All corporate and other actions required to be taken by Manufacturer to authorize the execution, delivery and performance of this Agreement and all transactions contemplated in this Agreement have been duly and effectively taken. Upon the full execution and delivery of this Agreement, this Agreement will become a valid, binding and enforceable obligation upon Manufacturer.

            7.1.2.  No Conflicts. Manufacturer’s execution, delivery and performance of this Agreement will not result in the breach of any term or provision of, or constitute a default under, any agreement by which Manufacturer is bound, nor will such actions result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to Manufacturer.

        7.2.  Distributor Representations and Warranties. Distributor represents and warrants:

            7.2.1.  Authority. Distributor has the required authority and capacity to enter into this Agreement and all documents required to be entered into pursuant to this Agreement. All corporate and other actions required to be taken by Distributor to authorize the execution, delivery and performance of this Agreement and all transactions contemplated in this Agreement have been duly and effectively taken. Upon the full execution and delivery of this Agreement, this Agreement will become a valid, binding and enforceable obligation upon Distributor.

            7.2.2.  No Conflicts. Distributor’s execution, delivery and performance of this Agreement will not result in the breach of any term or provision of, or constitute a default under, any agreement by which Distributor is bound, nor will such actions result in the violation of any obligation, law, ordinance, regulation, order or decree applicable to Distributor.

8  Export Compliance. This Agreement is made expressly subject to the export laws, regulations, orders and other restrictions imposed by the United States Government or by any other governmental entity on the Products or any related information (“Export Laws”). Without first obtaining all required licenses or other governmental approvals, Distributor shall not import, export or re-export, directly or indirectly, any Products or related information to or from any country, group, company, organization, or individual to which such import, export or re-export is restricted or prohibited, or as to which any such government or any agency thereof requires an export license or other governmental approval at the time of such import, export or re-export. Distributor agrees to indemnify Manufacturer for any breach by Distributor of such Export Laws.

9  Term and Termination.

        9.1.  Term. This Agreement shall expire on the fifth anniversary of the date first above written.

        9.2.  Defaults. A party hereto shall be in Default if:

            9.2.1.  That party materially breaches any covenant, representation or warranty it makes in this Agreement, or if any representation or warranty is untrue in any material respect, and such breach or untruth is not cured within 30 days after written notice of such breach or untruth.

           9.2.2.  That party is the subject of proceedings for such party to be adjudicated voluntarily bankrupt, the consent by such party to the filing of a bankruptcy proceeding against it, the filing by such party of a petition or answer or consent seeking reorganization under any bankruptcy or similar law or statute, the consent by such party to the filing of any such petition or to the appointment of a custodian, receiver, liquidator, trustee, or assignee in bankruptcy or insolvency relating to such party or any substantial part of its assets or property, the making by such party of a general assignment for the benefit of creditors, or the taking by such party of any corporate action in furtherance of any of the foregoing.

        9.3.  Change of Control. If more than 50% of the voting interest in a party, or all or substantially all assets of that party, is/are acquired by a single party or a group acting in concert in a single transaction, then upon such event, the party having such a change in control shall have the right to terminate this Agreement upon 180 days’ prior written notice.

        9.4.  Rights of Termination. Upon any Default, the non-defaulting party may terminate this Agreement by written notice, with immediate effect.

        9.5.  Effect of Termination.

            9.5.1.  Sell-Off. In the event of a termination of this Agreement resulting from Manufacturer’s Default, Distributor shall have a sell-off period of 180 days from the date of termination during which Distributor shall have the right to sell any inventory of Products or components thereof in Distributor’s possession or en route to Distributor from Manufacturer on the date of the termination.

            9.5.2.  Surviving Provisions. The provisions of Sections 5.2-, 6, 8, 9.5.1, and 10 shall survive the expiration or termination of this Agreement; provided, however, the duration of any Manufacturer’s warranty on Products sold hereunder shall not be affected by the termination of this Agreement.

10  Miscellaneous.

        10.1.  Applicable Law. This Agreement shall be interpreted, enforced and governed by the laws of the State of California, without regard to the principles of the conflicts of laws thereunder.

        10.2.  Dispute Resolution. It is understood and agreed that if, at any time, a violation of any term of this Agreement is asserted by any Party hereto or any dispute arises hereunder or related hereto, the Parties shall submit such dispute first to non-binding mediation in Boston, Massachusetts, before a mediator acceptable to both parties. If such mediation does not successfully resolve the dispute, the parties shall submit such dispute to binding arbitration administered by the American Arbitration Association (AAA) in accordance with its then-applicable Commercial Arbitration Rules and heard before a neutral arbitrator in Denver, Colorado (provided, however, that the arbitrator shall not have the authority to award punitive damages). The Parties agree that judgment upon any such award may be ordered in a Court properly having jurisdiction. The Parties further agree that the fees (not including the parties’ attorneys’ fees) associated with any dispute arising hereunder or in any way related to the subject matter hereof shall be borne fifty percent (50%) by IMX, on one hand and fifty percent (50%) by Rapiscan, on the other.

        10.3.  Attorneys’ Fees. Should either Party to this Agreement institute any action or proceeding (including, without limitation, any arbitration proceeding, but not including the mediation provided for in section 10.2 above) to enforce any provision hereof, or for damages by reason of any alleged breach of any provision of this Agreement, or for a declaration of such Party’s rights or obligations hereunder, or for any other judicial remedy, the prevailing Party shall recover from the losing Party all attorneys’ fees, costs and expenses actually incurred by the prevailing Party to its attorneys for the services rendered in connection with such action or proceeding to the Party prevailing in any such action or proceeding; provided, however, that any payment under this paragraph by the non-prevailing party shall be capped at the amount of its own attorneys’ fees, as confirmed by reasonable documentation.

        10.4.  Amendments and Modifications. No amendment or modification of this Agreement shall be valid unless made in a writing executed by all parties.

        10.5.  Binding Effect. All provisions of this Agreement shall inure to the benefit of, and be binding upon, the parties and their successors-in-interest, permitted assigns, administrators, and devisees.

        10.6.  Counterparts. This Agreement may be executed in counterparts.

        10.7.  Descriptive Headings. Descriptive headings in this Agreement are for convenience only and shall not control or affect the meaning or construction of any provision of this Agreement.

        10.8.  Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof.

        10.9.  Force Majeure. A party shall be excused from performing its obligations under this Agreement if its performance is delayed or prevented by any cause beyond such party’s control, including but not limited to, acts of God, fire, explosion, disease, weather, war, insurrection, civil strife, terrorism, riots, government action, or power failure. Performance shall be excused only to the extent of and during the reasonable continuance of such disability.

        10.10.  Further Documents. Each party shall execute and deliver all such further instruments, documents and papers, and shall perform any and all acts, necessary to give full force and effect to all the terms and provisions of this Agreement.

        10.11.  Interpretation. No uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. On the contrary, this Agreement has been negotiated by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties.

        10.12.  Limitations on Liability. Neither party will under any circumstances be liable to the other party for any consequential, incidental or special loss or damages arising out of this Agreement, the termination or expiration of this agreement in accordance with its terms or with respect to the installation, use, operation or support of the Products, even if apprised of the likelihood of such damages occurring.

        10.13.  Limitations on Waiver. No waiver by any party of any term or condition of this Agreement shall be construed to be a waiver of such term or condition in the future, or of any preceding or subsequent breach of the same or any other term or condition of this or any other agreement, nor shall any such waiver be binding unless written. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party to this Agreement.

        10.14.  No Assignments. Distributor may not assign this Agreement, or any part of this Agreement, without Manufacturer’s prior written consent. For purposes of this Agreement, “assignment” shall include any transaction or series of related transactions by which Distributor’s owner or owners prior to such transactions shall hold less than a majority ownership of Distributor after such transactions.

        10.15.  No Partnership or Joint Venture. This Agreement does not create a partnership or joint venture between the parties, and shall not be construed as doing so. This Agreement does not create any right by either party to bind the other party.

        10.16.  No Third Party Beneficiaries. No person other than the parties hereto and their permitted successors and assigns shall receive any benefits of this Agreement.

        10.17.  Notices. All notices, statements and other documents that any party is required or desires to give to any other party shall be given in writing and shall be served in person, by express mail, by certified mail, by overnight delivery, or by facsimile at the respective addresses set forth in the Agreement to which this Distribution Agreement is an exhibit, or at such other addresses as may be designated in writing by such party. Delivery shall be deemed conclusively made (i) at the time of service, if personally served, (ii) five days after deposit in the United States mail, properly addressed and postage prepaid, if delivered by express mail or certified mail, (iii) upon confirmation of delivery by the private overnight deliverer, if served by overnight delivery, and (iv) at the time of electronic transmission (as confirmed in writing), provided a copy is mailed within 24 hours after such transmission.

        10.18.  Severability. Any provision of this Agreement that is found by a court of competent jurisdiction to be void, invalid or unenforceable shall be curtailed and limited only to the extent necessary to bring such provision within the requirements of the law, and such finding and curtailment shall not affect the validity or enforceability of any other provision of this Agreement.

In witness whereof, the parties have executed this Agreement as of the date first above written.

“MANUFACTURER”	“DISTRIBUTOR”

By: /s/ Phillip C. Thomas Phillip C. Thomas	By: /s/ Alan Edrick Alan Edrick

Its: CEO	Its: EVP

APPENDIX “A”

Products and Pricing

“Products” means all current commercially available security products and software and hardware improvements to or subsequent iterations of such products that become commercially available during the term of this Agreement.

Pricing for the Products shall be, for a given Product, the lowest price at which IMX sells the Product to any distributor, exclusive of sales of demonstration units, as measured at the time of Rapiscan’s order and based on the lowest price of any sale of that Product during the six-month period preceding any Rapiscan order, with the initial look-back period ending April 1, 2008. Such pricing shall specifically exclude strategic deals provided, however, that in the event IMX concludes a strategic deal, Distributor shall receive comparable terms in connection with a Rapiscan order of comparable quantity.